Exhibit 99.2

Good afternoon,

As you know, for the last several months ISTA’s Board of Directors has been reviewing the company’s strategic options with the intent of delivering maximum value to the shareholders – which includes every one of us in this company. This morning, that process concluded with an announcement that Bausch + Lomb has entered into a definitive agreement to acquire ISTA Pharmaceuticals, Inc. for $9.10 per share in cash, a significant premium to the original unsolicited proposal from Valeant on Dec. 16 of $6.50 per share. The acquisition is expected to be completed in the second quarter.

Bausch + Lomb, a 160-year old private company based in Rochester, New York, is one of the best known and most respected healthcare brands in the world, offering the widest and finest range of eye health products, including contact lens and lens care products, pharmaceuticals, intraocular lenses and other eye surgery products. Bausch + Lomb generates billions of dollars in annual revenues and employs approximately 11,000 employees worldwide. ISTA’s portfolio of prescription eye and allergy products, along with our robust pipeline of new products, is a natural extension of Bausch + Lomb business focus. A copy of this morning’s press release announcing the details of the agreement is attached.

We can all take great pride in the value we have created while building ISTA into one of the leading prescription eye care businesses in the U.S. I know this announcement leaves you with many questions. So, we’ve attached a “Question and Answer” sheet summarizing the basic topics that can be addressed at this time. As we go through a transition period, it is important to maintain our focus on our customers and delivering upon our business objectives. Be assured, we will provide updates as more information becomes available.

For those of you in the Irvine home office, I will host a gathering in Multi-Purpose Room at 3:15 pm PDT this afternoon.

For those in the field, Tom Mitro and Steve Lang will host district calls tomorrow and we will send you a schedule for those calls later today.

Vince

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

ISTA plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about ISTA, Bausch + Lomb, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by ISTA through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from ISTA by contacting Investor Relations at 949-789-3159 or jherbert@istavision.com.

ISTA and Bausch + Lomb and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ISTA’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding ISTA’s directors and executive officers is contained in ISTA’s Annual Report on Form 10-K for the year ended December 31, 2011, its proxy statement dated November 1, 2011, and its Current Report on Form 8-K filed December 6, 2011, which are filed with the SEC. As of February 24, 2012, ISTA’s directors and officers beneficially owned approximately 5,481,128 shares, or 13.10%, of ISTA’s common stock. Additional information regarding the interests of the participants in the solicitation of proxies in connection with the transaction will be included in the Proxy Statement.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Bausch + Lomb and the Company, the expected timetable for completing the transaction, future operations and employment opportunities, benefits and synergies of the transaction, and any other statements about Bausch + Lomb or the Company managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the ability to consummate the transaction, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its most recent quarterly report filed with the SEC. Bausch + Lomb and the Company disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.